[Name and Address of Proxy Solicitor]
[Logo omitted]
INVESCO FUNDS GROUP, INC.
7800 E. UNION AVENUE
DENVER CO  80237


                     INVESCO TAX-FREE INTERMEDIATE BOND FUND
                       INVESCO Tax-Free Income Funds, INC.

                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                  MAY 20, 1999


      This proxy is being solicited on behalf of the Board of Directors of INVESCO Tax-Free Income Funds, Inc. ("Company") and relates to the proposals with respect to the Company and to INVESCO Tax-Free Intermediate Bond Fund, a series of the Company ("Fund"). The undersigned hereby appoints as proxies Fred
A. Deering and Mark H. Williamson, and each of them (with power of substitution), to vote all shares of common stock of the undersigned in the Fund at the Special Meeting of Shareholders to be held at 10:00 a.m., Mountain Standard Time, on May 20, 1999, at the offices of the Company, 7800 East Union Avenue, Denver, Colorado 80237, and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present.


      The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" all proposals relating to the Company and the Fund with discretionary power to vote upon such other business as may properly come before the Meeting.

      Please sign exactly as name appears hereon. If stock is held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person


YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY PHONE, FACSIMILE OR INTERNET, PLEASE DATE AND SIGN THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


TO VOTE BY TOUCH-TONE PHONE OR THE INTERNET, PLEASE CALL 1-800-690-6903 TOLL FREE OR VISIT HTTP://WWW.PROXYOTE.COM. TO VOTE BY FACSIMILE TRANSMISSION, PLEASE FAX YOUR COMPLETED PROXY CARD TO 1-800-733-1885.



TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:


                       KEEP THIS PORTION FOR YOUR RECORDS

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                                             DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
________________________________________________________________________________

INVESCO TAX-FREE INTERMEDIATE BOND FUND





VOTE ON DIRECTORS                                       FOR      WITHHOLD     FOR ALL
                                                        ALL        ALL        EXCEPT


4.   Election of the Company's Board of                 / /        / /         / /             To  withhold  authority
     Directors: (1) Charles W. Brady; (2) Fred A.                                              to vote, mark  "For All
     Deering; (3) Mark H. Williamson;                                                          Except" and  write  the
     (4) Dr. Victor L. Andrews; (5) Bob R. Baker;                                              nominee's number on the
     (6) Lawrence H. Budner; (7) Dr. Wendy Lee                                                 line below.
     Gramm; (8) Kenneth T. King; (9) John W.                                                   -----------------------
     McIntyre; and (10) Dr. Larry Soll.

                                                                                               ------------------------




VOTE ON PROPOSALS                                                                FOR         AGAINST       ABSTAIN


1.   Approval of Plan of Reorganization and Termination under which             / /           / /           / /
     INVESCO Tax-Free Long-Term Bond Fund ("Long- Term Bond Fund"),
     also a series of the Company,  would acquire all of the assets of the Fund in exchange  solely for shares of  Long-Term  Bond
     Fund and the  assumption by Long-Term  Bond Fund of all of the
     Fund's  liabilities,  followed  by the  distribution  of those shares to the shareholders of the Fund all as described in the accompanying Prospectus/Proxy Statement:

2.   Approval of an Agreement and Plan of Conversion and Termination             / /           / /           / /
     providing for the conversion of  Intermediate  Bond Fund from a separate  series of the Company to a separate series of INVESCO
     Bond Funds, Inc. all as described in the accompanying Prospectus/
     Proxy Statement;

                                                                                 FOR         AGAINST       ABSTAIN
                                                                                 ALL           ALL           ALL
3.   Approval of changes to the fundamental investment restrictions;             / /           / /           / /

/ / To vote against the proposed changes to one or more of the specific fundamental investment restrictions, but to approve others, PLACE AN "X" IN THE BOX AT LEFT and indicate the letter(s) (as set forth in the proxy statement) of the investment restrictions or restrictions you do not want to change on the line on the reverse side. IF YOU CHOOSE TO VOTE DIFFERENTLY ON INDIVIDUAL
     RESTRICTIONS, YOU MUST MAIL IN YOUR PROXY CARD. IF YOU CHOOSE TO
     VOTE THE SAME ON ALL RESTRICTIONS PERTAINING TO YOUR FUND,
     TELEPHONE AND INTERNET VOTING ARE AVAILABLE.

                                                                                 FOR         AGAINST       ABSTAIN
5.   Ratification of the selection of PricewaterhouseCoopers LLP as              / /           / /           / /
     the Fund's Independent Public Accountants.




__________________________________   _______   ________________________  ______
Signature (PLEASE SIGN WITHIN BOX)   Date      Signature (Joint Owners)  Date







________________________________________________________________________________
TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                                              KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.


________________________________________________________________________________

To vote against the proposed changes
to one or more of the specific fundamental
investment policies, indicate the letter(s)
(as set forth in the proxy statement) of the
investment policy or policies you do not want    3.   ________________________
to change on the line at the right.
IF YOU CHOOSE TO VOTE DIFFERENTLY ON INDIVIDUAL
RESTRICTIONS, YOU MUST MAIL IN YOUR PROXY CARD.
IF YOU CHOOSE TO VOTE THE SAME ON ALL
RESTRICTIONS PERTAINING TO YOUR FUND, TELEPHONE
AND INTERNET VOTING ARE AVAILABLE.
________________________________________________________________________________